Exhibit 99.1

News Release For Immediate Release

Ontrak Announces 2020 Third Quarter Financial Results

•Record Quarterly Revenue of $24.0 Million in Q3 2020, up 172% Year over Year and up 39% from Q2 2020
•Adjusted EBITDA Positive in last 2 months of Q3. Expect to be Significantly Adjusted EBITDA positive in 2021
•Revenue Growth in 2021 expected in excess of 100%
•Raised $48.9 million, $45.1 million net of related fees, by completing offering of Non-Convertible Cumulative Perpetual Preferred Stock
•Raised $10.0 million with the issuance of a note under Goldman Sachs debt financing agreement
•Record Number of Enrolled Members of 14,345, up 165% Year over Year and up 20% from Q2 2020
•Company to Host Conference Call at 4:30 pm ET Today

Santa Monica, CA – November 5, 2020 – Ontrak, Inc. (NASDAQ: OTRK) (“Ontrak” or the “Company”), a leading AI-powered and telehealth-enabled, virtualized healthcare company, today reported its financial results for the third quarter ended September 30, 2020.

Management Commentary

“There is a preponderance of evidence that the U.S. mental health crisis is worse than previously documented,” said Terren Peizer, Ontrak Chairman and CEO. “McKinsey & Co has now predicted that in the post-COVID period, traumatic stress, unemployment and social isolation will lead to exacerbation of existing behavioral health conditions and the onset of new conditions that could drive $100 billion to $140 billion of additional spending on behavioral and physical health in 2020 and 2021. As Ontrak prepares to enter 2021, we remain focused on our path towards profitability and the opportunity ahead of us to improve the lives of millions of care avoidant individuals during the pandemic and in the years that follow it. The proceeds from our recent offering have provided additional capital to execute on strategic initiatives such as the recent acquisition of LifeDojo and other potential transactions that strengthen our clinical and economic value proposition, and enable us to significantly expand our total addressable market and footprint with health plans and employers.”

“During the third quarter, we continued our very strong momentum from the first half of the year, as we expanded our footprint within existing health plans, signed contract renewals with current customers, demonstrated clinical and economic outcomes for pilot customers, and shortly after quarter end, launched our Ontrak-CI solution for Medicare Advantage members in 13 states, and launched a new partnership with the Veterans Health Administration to transform suicide prevention care in the U.S.” added Mr. Peizer.

Mr. Peizer continued, “Our customers faced massive disruption this year that created headwinds for our 2020 financial performance including:

•A new enterprise-level procurement process and subsequent data protocol changes which delayed signing and launch of our Ontrak-CI contract by nine months and pushed approximately $38 million in revenues into 2021.
•Up to 40% more high cost members fell below the medical expense threshold compared to pre-pandemic Q1, removing 42,000 from our outreach pool.
•New compliance reviews conducted by our largest customer for all of its vendors disrupted data refreshes from July, despite the customer having no compliance issues or concerns with Ontrak.
•Additionally, Ontrak’s rapid engagement and enrollment of the members of one of our largest plan partners exceeded estimated rates to such an extent that they asked us to reschedule further enrollment to 2021 to allow their budget to catch up.

Importantly, we were able to improve our productivity, efficiency and performance metrics to offset most of these headwinds and still achieve record revenue growth in Q3. Auguring well for 2021, we anticipate that many of our 2020 headwinds will become 2021 tailwinds, with full year revenue from new launches, nationwide contracts upon which to expand, and significant progress towards contracting with our increasing pipeline of potential partners. These tailwinds combined with surging demand for “telemental” health services give us great confidence in our growth strategy for 2021 and beyond.”

Third Quarter 2020 Financial Results Highlights
•Revenue for the third quarter of 2020 was $24.0 million, representing a 172% increase compared to the same period in 2019 and a 39% increase from the prior quarter.
•Operating loss for the third quarter of 2020 was $(3.0) million, yielding an operating loss margin of (13)%, compared to an operating loss of $(5.6) million for the same period in 2019, yielding an operating loss margin of (63)%. Operating loss improved 26% from an operating loss of $(4.1) million in the second quarter of 2020.
•Adjusted EBITDA for the third quarter of 2020 was $(0.8) million compared to Adjusted EBITDA of $(3.7) million for the same period in 2019. Adjusted EBITDA improved 61% from $(2.1) million in the second quarter of 2020. Adjusted EBITDA was positive in each of August and September 2020.
•Net loss for the third quarter of 2020 was $(5.7) million, or a $(0.36) diluted net loss per common share (after deduction for undeclared preferred stock dividends), compared to net loss of $(8.6) million, or a $(0.52) diluted net loss per share for the same period in 2019. Net loss and diluted net loss per common share improved 9% and 3% from net loss of $(6.2) million and $(0.37) diluted net loss per share in the second quarter of 2020, respectively.
•Non-GAAP net loss for the third quarter of 2020 was $(2.9) million, or a $(0.20) diluted net loss per common share (after deduction for undeclared preferred stock dividends), compared to non-GAAP net loss of $(6.9) million, or a $(0.42) non-GAAP diluted net loss per share for the same period in 2019. Non-GAAP net loss and non-GAAP diluted net loss per common share improved 27% and 17% from $(4.0) million and $(0.24) non-GAAP diluted net loss per share in the second quarter of 2020, respectively.

Third Quarter 2020 and Recent Operating Highlights:
•Total enrolled members increased to 14,345 at the end of Q3 2020 and to 14,512 as of the date of this release.
•Effective Outreach Pool of approximately 144,000 at the end of Q3 2020 and 155,000 as of the date of this release. We anticipate that the outreach pool will be 164,700 in mid-November.

•In August 2020, the Company completed the offering of 1,700,000 million shares of 9.50% Series A Cumulative Perpetual Preferred Stock (the "Series A Preferred Stock"), and in early September 2020, the closing of the full exercise of the underwriters' over-allotment option of 255,000 shares of Series A Preferred Stock, resulting in aggregate gross proceeds of $48.9 million to the Company (or $45.1 million net of underwriting fees and other offering expenses). The non-convertible Series A Preferred Stock trades on the Nasdaq Global Market under the symbol "OTRKP."
•In August 2020, the Company issued $10 million of additional notes pursuant to our debt financing agreement with Goldman Sachs, representing the full amount available under the additional note purchase commitment.
•In August 2020, the Company announced the appointment of Katherine B. Quinn, Vice Chairman and Chief Administrative Officer of US Bancorp, to our board of directors.
•In October 2020, the Company's board of directors appointed Robert I. Newton as its General Counsel and Secretary.

•In October 2020, the Company launched Ontrak-CI Program a national health plan in 13 states for the three-year contract awarded in June.

•In October 2020, the Company completed the acquisition of LifeDojo Inc. for approximately $7.5 million, including $2.5 million in upfront cash payments and 75,000 shares of Common Stock, worth approximately $5.0 million at close. LifeDojo provides online behavior change and wellness programs, using a combination of coaching and mobile apps to help employees form health habits and change health behaviors.

•In November 2020, the Company renewed its contract with one of the nation's leading health insurance providers for its Ontrak-C solution in Texas.

Financial Outlook

The following outlook is based on information available as of the date of this press release and is subject to change in the future. This outlook solely represents existing and planned enrollment launches, and program expansions with current health plan partners.

For the year ending December 31, 2020, the Company provides the following outlook:

•Revenues of $82 to $85 million in 2020, representing year-over-year growth of approximately 138% from revenues for 2019.

Preliminary outlook for 2021:

•We anticipate 2021 revenue growth in excess of 100% and to be significantly Adjusted EBITDA positive.

Conference Call & Webcast Details

The Company will also host a conference call/webcast that same day at 4:30 pm ET/1:30 pm PT. Investors, analysts, employees and the general public can access the call by dialing (800) 708-4539 for U.S. participants or (847) 619-6396 for international participants, and referencing conference ID #49989780, or via live audio webcast available https://edge.media-server.com/mmc/p/f29qrj8b.

A replay of the call will be available via the webcast for on-demand listening shortly after completion of the call, at the same web link, and will remain available for approximately 90 days.

About Ontrak, Inc.

Ontrak, Inc. (f/k/a Catasys, Inc.) is a leading AI and telehealth enabled, virtualized healthcare company, whose mission is to help improve the health and save the lives of as many people as possible. The company’s PRE™ (Predict-Recommend-Engage) platform predicts people whose chronic disease will improve with behavior change, recommends effective care pathways that people are willing to follow, and engages people who are not getting the care they need. By combining predictive analytics with human engagement, Ontrak delivers improved member health and validated outcomes and savings to healthcare payers.

The company’s integrated, technology-enabled Ontrak™ programs, a critical component of the PRE platform, are designed to provide healthcare solutions to members with behavioral conditions that cause or exacerbate chronic medical conditions such as diabetes, hypertension, coronary artery disease, COPD, and congestive heart failure, which result in high medical costs.

Ontrak has a unique ability to engage these members, who do not otherwise seek behavioral healthcare, leveraging proprietary enrollment capabilities built on deep insights into the drivers of care avoidance.

Ontrak integrates evidence-based psychosocial and medical interventions delivered either in-person or via telehealth, along with care coaching and in-market Community Care Coordinators who address the social and environmental determinants of health, including loneliness. The company’s programs improve member health and deliver validated cost savings to healthcare payers of more than 50 percent for enrolled members. Ontrak solutions are available to members of leading national and regional health plans in 30 states and in Washington, D.C.

Learn more at www.ontrak-inc.com

Forward-Looking Statements

Except for statements of historical fact, the matters discussed in this press release are forward-looking and made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect numerous assumptions and involve a variety of risks and uncertainties, many of which are beyond our control, which may cause actual results to differ materially from stated expectations. These risk factors include, among others, changes in regulations or issuance of new regulations or interpretations; limited operating history; our inability to execute our business plan; increase our revenue and achieve profitability; lower than anticipated eligible members under our contracts; our inability to recognize revenue; lack of outcomes and statistically significant formal research studies; difficulty enrolling new members and maintaining existing members in our programs; the risk that the treatment programs might not be effective; difficulty in developing, exploiting and protecting proprietary technologies; intense competition and substantial regulation in the health care industry; business disruption and related risks resulting from the outbreak of the novel coronavirus 2019; high customer concentration; dependence on key personnel and the ability to recruit, retain and develop a large and diverse workforce; the risks associated with the adequacy of our existing cash resources and our ability to continue as a going concern; our ability to raise additional capital when needed and our liquidity; and risks related to our ability to realize the potential benefits of and to effectively integrate acquisitions. You are urged to consider statements that include the words “may,” “will,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plan,” “anticipates,” “intends,” “continues,” “forecast,” “designed,” “goal,” or the negative of those words or other comparable words to be uncertain and forward-looking. Forward looking statements may include statements regarding potential additional spending on behavioral health, our path towards profitability, our momentum, anticipation of 2020 headwinds becoming 2021 tailwinds, surging demand for “telemental” health services, revenue from new launches, nationwide contracts upon which to expand, significant progress towards contracting with our increasing pipeline of potential partners, our confidence in our growth strategy for 2021 and beyond, and our outlook for future revenues and Adjusted EBITDA. For a further list and description of the risks and uncertainties we face, please refer to our most recent Securities and Exchange Commission filings which are available on its website at http://www.sec.gov. Such forward-looking statements are current only as of the date they are made, and we assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles, or GAAP, the Company has provided in this press release and the quarterly conference call held on the date hereof certain non-GAAP financial measures. The non-GAAP financial measures presented include EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Non-GAAP net loss and Non-GAAP net loss per common share, which are not U.S. GAAP financial measures, and clarifies and enhances an understanding of our past performance. We believe that the presentation of these financial measures enhances an investor’s understanding of our financial performance. We further believe that these financial measures are useful financial metrics to assess our operating performance from period-to-period by excluding certain items that we believe are not representative of our core business.

EBITDA consists of net loss before interest, taxes, depreciation and amortization expenses. Adjusted EBITDA consists of net loss before interest, taxes, depreciation, amortization, stock-based compensation, acquisition related costs, (gain) loss on change in fair value of warrant liability and write-off of debt issuance costs. We believe that making such adjustments provides investors meaningful information to understand our results of operations and the ability to analyze our financial and business trends on a period-to-period basis.

Non-GAAP net loss consists of net loss adjusted for stock-based compensation, acquisition related costs, (gain) loss on change in fair value of warrant liability and write-off of debt issuance costs. Non-GAAP net loss per common share consists of loss per share adjusted for non-GAAP net loss attributable to common stockholders. We believe that making such adjustments provides investors meaningful information to understand our results of operations and the ability to analyze our financial and business trends on a period-to-period basis.

We believe the above non-GAAP financial measures are commonly used by investors to evaluate our performance and that of our competitors. However, our use of the term EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Non-GAAP net loss and Non-GAAP net loss per common share may vary from that of others in our industry. Neither EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Non-GAAP net loss nor Non-GAAP net loss per common share should be considered as an alternative to net loss before taxes, net loss, net loss per common share or any other performance measures derived in accordance with U.S. GAAP as measures of performance.

Contact

For Investors:

Caroline Paul
Gilmartin Group
investors@ontrak-inc.com

ONTRAK, INC.
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue	$24,022	$8,845	$53,586	$23,337
Cost of revenue	13,068	6,119	30,177	13,511
Gross profit	10,954	2,726	23,409	9,826

Operating expenses	13,962	8,322	36,508	22,844
Operating loss	(3,008)	(5,596)	(13,099)	(13,018)

Other expense, net	(847)	(2,378)	(1,226)	(2,574)
Interest expense, net	(1,818)	(589)	(5,156)	(1,382)
Net loss	$(5,673)	$(8,563)	$(19,481)	$(16,974)

Dividends on preferred stock - undeclared	(464)	—	(464)	—
Net loss attributable to common stockholders	$(6,137)	$(8,563)	$(19,945)	$(16,974)

Net loss per common share, basic and diluted	$(0.36)	$(0.52)	$(1.17)	$(1.04)

Weighted-average common shares outstanding, basic and diluted	17,280	16,562	16,990	16,360

ONTRAK, INC.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	September 30, 2020	December 31, 2019
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$57,575	$13,610
Restricted cash - current	4,721	—
Receivables, net	4,212	3,615
Unbilled receivables	4,331	2,093
Deferred costs - current	1,964	341
Prepaid expenses and other current assets	1,279	733
Total current assets	74,082	20,392
Long-term assets:
Property and equipment, net	1,855	528
Restricted cash - long-term	5,101	408
Deferred costs - long-term	148	112
Operating lease right-of-use assets	2,077	2,415
Total assets	$83,263	$23,855

Liabilities and stockholders' equity (deficit)
Current liabilities:
Accounts payable	$1,519	$1,385
Accrued compensation and benefits	4,358	3,640
Deferred revenue	10,444	5,803
Current portion of operating lease liabilities	418	374
Other accrued liabilities	3,342	2,205
Warrant liabilities	571	691
Total current liabilities	20,652	14,098
Long-term liabilities:
Long-term debt, net	45,524	31,597
Long-term operating lease liabilities	1,519	1,836
Long-term finance lease liabilities	457	233
Total liabilities	68,152	47,764

Commitments and contingencies
Stockholders' equity (deficit):
Preferred stock, $0.0001 par value; 50,000,000 shares authorized; 1,955,000 and no shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively	—	—
Common stock, $0.0001 par value; 500,000,000 shares authorized; 17,411,129 and 16,616,165 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively	2	2
Additional paid-in capital	365,904	307,403
Accumulated deficit	(350,795)	(331,314)
Total stockholders' equity (deficit)	15,111	(23,909)
Total liabilities and stockholders' equity (deficit)	$83,263	$23,855

ONTRAK, INC.
Consolidated Statements of Cash Flows
(in thousands, unaudited)

	For the Nine Months Ended September 30,
	2020	2019
Cash flows from operating activities
Net loss	$(19,481)	$(16,974)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	5,799	2,947
Write off of debt issuance costs	—	1,505
Paid-in-kind interest expense	3,500	—
Depreciation expense	178	108
Amortization expense	1,091	449
Warrants issued for investor relations	—	43
Change in fair value of warrants	1,217	38
401(k) employer match in common shares	405	—
Deferred rent	—	(26)
Changes in operating assets and liabilities:
Receivables	(597)	(890)
Unbilled receivables	(2,238)	(2,090)
Prepaid expenses and other current assets	(2,260)	149
Accounts payable	55	614
Deferred revenue	4,641	(487)
Leases liabilities	(273)	575
Other accrued liabilities	1,879	1,164
Net cash used in operating activities	(6,084)	(12,875)

Cash flows from investing activities
Purchase of property and equipment	(1,131)	—
Net cash used in investing activities	(1,131)	—

Cash flows from financing activities
Proceeds from issuance of preferred stock	45,530	—
Preferred stock issuance costs	(426)	—
Proceeds from revolving loan	—	7,500
Repayment of revolving loan	—	(15,000)
Proceeds from A/R facility	—	1,938
Repayment of A/R facility	—	(1,938)
Proceeds from 2024 Notes	10,000	35,025
Debt issuance costs	(128)	(2,813)
Debt termination related fees	—	(1,956)
Proceeds from warrant exercise	133	1,128
Proceeds from options exercise	5,742	1,660
Finance lease obligations	(126)	69
Financed insurance premium payments	(131)	—
Net cash provided by financing activities	60,594	25,613
Net change in cash and restricted cash	53,379	12,738
Cash and restricted cash at beginning of period	14,018	3,570
Cash and restricted cash at end of period	$67,397	$16,308

Supplemental disclosure of cash flow information:
Right of use asset obtained in exchange for lease obligation	$—	$2,574
Interest paid	1,108	967
Non cash financing and investing activities:
Warrant issued in connection with GS facility	$—	$2,354
Reclassification of warrant liability to equity upon adoption of ASU 2017-11	—	86
Reclassification of warrant liability to equity upon exercise of warrant	1,337	—
Finance lease and accrued purchases of property and equipment	517	250
Financed insurance premium	318	—

ONTRAK, INC.
Reconciliation of Non-GAAP Measures
(in thousands, except per share data)

Reconciliation of Operating Loss to EBITDA and Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Operating Loss	$(3,008)	$(5,596)	$(13,099)	$(13,018)
Depreciation expense	96	36	178	108
Amortization expense (1)	178	—	482	—
EBITDA	(2,734)	(5,560)	(12,439)	(12,910)
Stock-based compensation expense	1,751	356	5,799	2,947
Write-off of debt issuance costs (2)	—	1,505	—	1,505
Acquisition related costs (3)	176	—	176	—
Adjusted EBITDA	$(807)	$(3,699)	$(6,464)	$(8,458)
Adjusted EBITDA Margin	(3)%	(42)%	(12)%	(36)%

Reconciliation of Net Loss to Non-GAAP Net Loss; and Net Loss per Common Share to Non-GAAP Net Loss per Common Share

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net loss	$(5,673)	$(8,563)	$(19,481)	$(16,974)
Stock-based compensation expense	1,751	356	5,799	2,947
Loss (gain) on change in fair value of warrant liability	838	(173)	1,217	38
Write-off of debt issuance costs (2)	—	1,505	—	1,505
Acquisition related costs (3)	176	—	176	—
Non-GAAP net loss	$(2,908)	$(6,875)	$(12,289)	$(12,484)
Dividends on preferred stock - undeclared	(464)	—	(464)	—
Non-GAAP net loss attributable to common stockholders	$(3,372)	$(6,875)	$(12,753)	$(12,484)

Net loss per common share, basic and diluted	$(0.36)	$(0.52)	$(1.17)	$(1.04)
Non-GAAP net loss per common share, basic and diluted	(0.20)	(0.42)	(0.75)	(0.76)
Weighted-average common shares outstanding, basic and diluted	17,280	16,562	16,990	16,360
__________________________
(1) Relates to operating and financing ROU assets.
(2) Relates to the repayment and termination of our 2022 Loan in September 2019.
(3) Relates to external legal, accounting and advisory costs associated with acquisitions.